                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                           KILROY REALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                [CO. LOGO HERE]

                           KILROY REALTY CORPORATION
                           2250 EAST IMPERIAL HIGHWAY
                          EL SEGUNDO, CALIFORNIA 90245

March   , 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on May 12, 1998, at 10:00 a.m. at The Beverly Hilton located at 9876 Wilshire Boulevard, Beverly Hills, California 90210.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                          Sincerely,

                                          Richard E. Moran Jr.
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

                           KILROY REALTY CORPORATION
                           2250 EAST IMPERIAL HIGHWAY
                          EL SEGUNDO, CALIFORNIA 90245

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998

To the Stockholders of Kilroy Realty Corporation:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Kilroy Realty Corporation, a Maryland corporation (the "Company"), will be held at The Beverly Hilton located at 9876 Wilshire Boulevard, Beverly Hills, California 90210 on May 12, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to the Company's Board of Directors to serve until the annual meeting of stockholders in the year 2001 and until their successors are duly elected and qualify;

     2. The approval of an amendment to the Company's 1997 Stock Option and Incentive Plan (the "Stock Incentive Plan Amendment") (i) to increase the number of shares of Common Stock issuable under the plan to an amount equal to 8.9% of the Company's total issued and outstanding shares of Common Stock as of May 12, 1998, and on each January 1, April 1, July 1 and October 1 thereafter to increase the number of shares of Common Stock issuable under the plan to 8.9% of the number of shares of Common Stock issued and outstanding as of the last day of the immediately preceding fiscal quarter, commencing July 1, 1998, (ii) to increase the maximum number of shares of the Common Stock issuable under the plan as "incentive stock options," as defined in Section 422 of the Code, to 2,330,000 shares of the Common Stock and (iii) to establish, as a separate and distinct plan under the Stock Incentive Plan, the grant of a plan with incentive stock options to the executive officers and employees of the Company, and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 24, 1998 as the record date (the "Record Date") for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED THEREIN AND VOTE FOR THE AMENDMENT OF THE STOCK INCENTIVE PLAN. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          Richard E. Moran Jr.
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

March   , 1998
El Segundo, California

                           KILROY REALTY CORPORATION
                           2250 EAST IMPERIAL HIGHWAY
                          EL SEGUNDO, CALIFORNIA 90245
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kilroy Realty Corporation, a Maryland corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), to be exercised at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 12, 1998 at The Beverly Hilton located at 9876 Wilshire Boulevard, Beverly Hills, California 90210 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of two directors to the Company's Board of Directors to serve until the annual meeting of stockholders to be held in the year 2001 and until their successors are duly elected and qualify;

     2. The approval of the Stock Incentive Plan Amendment (i) to increase the number of shares of Common Stock issuable under the plan to an amount equal to 8.9% of the Company's total issued and outstanding shares of Common Stock as of May 12, 1998, and on each January 1, April 1, July 1 and October 1 thereafter to increase the number of shares of Common Stock issuable under the plan to 8.9% of the number of shares of Common Stock issued and outstanding as of the last day of the immediately preceding fiscal quarter, commencing July 1, 1998, (ii) to increase the maximum number of shares of the Common Stock issuable under the plan as "incentive stock options," as defined in Section 422 of the Code, to 2,330,000 shares of the Common Stock and (iii) to establish, as a separate and distinct plan under the Stock Incentive Plan, the grant of a plan with incentive stock options to the executive officers and employees of the Company; and

     3. Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the shares of Common Stock at the close of business on March 24, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters. As of the Record Date, 26,199,888 shares of Common Stock were outstanding. This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about March 30, 1998.

     A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the director nominees. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote present in person or by proxy at the Annual Meeting is required to approve the Stock Incentive Plan Amendment. Abstentions as to the Stock Incentive Plan Amendment will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against such proposal while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against the proposal.

     The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, FOR (i) election of the two director nominees named herein and (ii) approval of the Stock Incentive Plan Amendment. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently know of any other business which may come before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone or facsimile transmission, but such persons will not be specially compensated therefor. ChaseMellon Shareholder Services, 450 West 33rd Street, New York, New York 10001, telephone (212) 273-8080, has been retained to assist in soliciting proxies by mail, telephone or personal solicitation for a fee of $3,500 plus expenses.

     The Company's executive offices are located at 2250 East Imperial Highway, El Segundo, California 90245, telephone (310) 563-5500. References herein to the "Company" refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.
                            ------------------------

              The date of this Proxy Statement is March   , 1998.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, as amended (the "Charter"), the Company's bylaws (the "Bylaws"), and the resolutions adopted by the Board of Directors (the "Board"), the Board presently consists of seven directors. The Board is divided into three classes, as nearly equal in number as practicable, serving staggered three-year terms, consisting of two members whose term will expire at the Annual Meeting, three members whose terms will expire at the 1999 annual meeting of stockholders and two members whose terms will expire at the 2000 annual meeting of stockholders.

     Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, the nominees for election will be elected to hold office for a term of three years until the annual meeting of stockholders to be held in the year 2001, and until their successors are duly elected and qualified. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the nominees to the Board listed below. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

     The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

     The Board recommends a vote FOR the election of John R. D'Eathe and William
P. Dickey to serve until the annual meeting of stockholders to be held in the year 2001 and until their respective successors are duly elected and qualify.

NOMINEES FOR DIRECTOR

     The following table sets forth certain current information with respect to the nominees for directors to the Board of the Company:

                      NAME                         AGE    DIRECTOR SINCE
                      ----                         ---    --------------
John R. D'Eathe..................................  62          1997
William P. Dickey................................  55          1997

     The following is a biographical summary of the experience of the nominees for directors to the Board of the Company:

     JOHN R. D'EATHE, age 62, has been a member of the Board of Directors of the Company since October 1997. Mr. D'Eathe is a 30-year veteran of real estate development and management in Canada, Europe and the United States. Since 1980, Mr. D'Eathe has been serving as the president of Freehold Development Canada, which is primarily focused on commercial and industrial development in western Canada. From 1970 to 1979, Mr. D'Eathe was president and CEO of Canadian Freehold Properties Ltd., a Canadian-based development company involved in commercial projects in both Canada and the United States. From 1965 to 1969, he also served as a director and senior vice president of Grosvenor International, a private real estate group that owns and develops property around the world. Since 1997, Mr. D'Eathe has been the chairman and president of Penreal Advisors Ltd., one of Canada's largest pension fund real estate investment and advisory firms. In addition, he has been the chairman of Spark Music Inc., of Vancouver, since 1992, and has been a director of John Hancock's Maritime Life Assurance Company since 1995. Mr. D'Eathe holds an honors Bachelor of Laws degree from London University, UK and is an associate member of The Canadian Bar Association.

     WILLIAM P. DICKEY, age 55, has been a member of the Board of Directors of the Company since its inception as a public company in January 1997. Mr. Dickey has been the president of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a managing director of real estate for The First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974.

Mr. Dickey is a member of the board of directors of Horizon Group, Inc., a real estate investment trust ("REIT") which invests primarily in factory outlet centers, and Mezzanine Capital Property Investors, Inc., a REIT which invests primarily in East Coast and Midwest office/mixed use space. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters Degree from Georgetown University and his Juris Doctor Degree from Columbia Law School.

DIRECTORS CONTINUING IN OFFICE

     Information concerning the other directors of the Company whose terms do not expire at the Annual Meeting is set forth below.

            NAME               AGE                       POSITION                        TERM EXPIRES
            ----               ---                       --------                        ------------
John B. Kilroy, Sr...........   75    Chairman of the Board                                  1999
John B. Kilroy, Jr...........   49    President, Chief Executive Officer and Director        2000
Richard S. Allen.............   49    Director                                               1999
Matthew J. Hart..............   45    Director                                               1999
Dale F. Kinsella.............   48    Director                                               2000

     JOHN B. KILROY, SR., age 75, has served as the Company's Chairman of the Board of Directors since its incorporation in September 1996, and served in the same capacity for Kilroy Industries since 1954. In 1947, Mr. Kilroy founded the businesses which were incorporated in 1952 as the entity known as Kilroy Industries ("KI"), the predecessor to the Company. Mr. Kilroy served as KI's President from 1952 until 1981, and as its Chairman of its Board of Directors from 1954 to 1997. Mr. Kilroy is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broadly-based network of relationships. Mr. Kilroy is a trustee of the Independent Colleges of Southern California, serves on the Board of Directors of Pepperdine University, and is a past trustee of Harvey Mudd College.

     JOHN B. KILROY, JR., age 49, has served as the Company's President, Chief Executive Officer and Director since its incorporation in September 1996. Prior to joining the Company, Mr. Kilroy served in the same capacity for KI and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate acquisition, sales, development, construction, leasing, financing, and entitlement since 1967 and worked for KI for over 25 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Prior to that time he held positions as Executive Vice President and Vice President -- Leasing & Marketing. He is a member of the National Realty Committee and the Urban Land Institute, and is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center For Character Education and the National Fitness Foundation.

     RICHARD S. ALLEN, age 49, has been a member of the Board of Directors of the Company since October 1997. Mr. Allen is the majority equity owner and Chief Executive Officer of The Allen Group ("TAG"), a group of affiliated real estate development and investment companies based in Visalia, California which he formed in 1989 and which is active in the acquisition, development and management of residential projects throughout the United States and commercial projects in markets not served by the Company. Prior to forming TAG, Mr. Allen was a principal in Imperial Cup Corporation for 20 years which grew from a start-up company to the largest manufacturer of industrial vending cups in the United States.

     MATTHEW J. HART, age 45, has been a member of the Board of Directors of the Company since its inception as a public company in January 1997. Mr. Hart joined Hilton Hotels Corporation in 1996 and is its Executive Vice President and Chief Financial Officer. Mr. Hart is primarily responsible for Hilton's corporate finance and development activities. Prior to joining Hilton, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company from 1995 to 1996. From 1981 to 1995, Mr. Hart was employed by Host Marriott Corporation (formerly known as Marriott Corporation), most recently as its Executive Vice President and Chief Financial Officer. Before joining Marriott Corporation, Mr. Hart had been a lending officer with Bankers Trust Company in New York. Mr. Hart is a member of the board of directors of First Washington Realty Trust, Inc., a REIT which invests primarily in retail properties. Mr. Hart received his undergraduate degree from Vanderbilt University and a Masters of Business Administration form Columbia University.

     DALE F. KINSELLA, age 49, has been a member of the Board of Directors of the Company since its inception as a public company in January 1997. For the past twenty years, Mr. Kinsella has been a partner with the Los Angeles law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California, Santa Barbara and his Juris Doctor degree from the University of California, Los Angeles.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

     During the period from the Company's inception as a public company on January 31, 1997 to December 31, 1997, the Board held four regular quarterly meetings and one special telephonic meeting. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

BOARD COMMITTEES

     The Board of Directors of the Company has an Audit Committee, an Independent Committee, an Executive Committee and an Executive Compensation Committee.

     Audit Committee. The Audit Committee consists of two Independent Directors (as hereinafter defined), Messrs. Hart, the Chairman, and Mr. D'Eathe. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held no meetings during 1997.

     Independent Committee. The Independent Committee consists of four Independent Directors, Messrs. Kinsella, the Chairman, and Dickey, Hart and D'Eathe. The Independent Committee has the authority to approve transactions between the Company and its affiliates, including, without limitation, John B. Kilroy, Sr. or John B. Kilroy, Jr. and their respective affiliates. The Independent Committee held two meetings during 1997.

     Executive Committee. The Executive Committee consists of Messrs. Kilroy, Jr., the Chairman, and Kilroy, Sr., Kinsella and Allen. Subject to the Company's conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Kilroy Realty, L.P. (the "Operating Partnership"), to cause the Operating Partnership to take such actions). The Executive Committee held no meetings during 1997.

     Executive Compensation Committee. The Executive Compensation Committee consists of two Independent Directors, Messrs. Dickey, the Chairman, and Kinsella. The function of the Executive Compensation Committee is to (i) establish, review, modify, and adopt remuneration levels for executive officers of the Company, and (ii) implement the Company's Stock Incentive Plan and any other incentive programs. The Executive Compensation Committee held no meetings during 1997.

COMPENSATION OF DIRECTORS

     The Company currently pays its Independent Directors annual compensation of $12,000 for their services. In addition, each Independent Director receives $1,000 for each committee meeting chaired by such director. Each Independent Director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any directors' fees. In addition, under the Stock Incentive Plan, upon his initial election to the Board, each Independent Director is automatically granted options to purchase 10,000 shares of Common Stock which vest pro rata in annual installments over a three-year period, and on each anniversary of his election to the Board, each Independent Director receives an option to purchase 1,000 shares of Common Stock which options also vest pro rata in annual installments over a three-year period. All stock options will be issued pursuant to the Stock Incentive Plan at an exercise price equal to or greater than the fair market value of the Common Stock at the date of grant. An "Independent Director" is a director who is not an employee, officer or affiliate of the Company or a subsidiary or a division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees. On January 31, 1997, John B. Kilroy, Sr., who is not an Independent Director, received an option to purchase 15,000 shares of Common Stock which vests over a three-year period. As of December 31, 1997, Messrs. Dickey, Hart and Kinsella each hold options to purchase 10,000 shares of Common Stock at an exercise price of $23.00 per share, of which 3,333 are currently exercisable, and Mr. D'Eathe holds options to purchase 10,000 shares of Common Stock at an exercise price of $27.38 per share, of which none are currently exercisable.

VOTE REQUIRED

     The election of each director requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Annual Meeting. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF JOHN R. D'EATHE AND WILLIAM P. DICKEY TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2001 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIES.

       PROPOSAL 2: AMENDMENT OF THE 1997 STOCK OPTION AND INCENTIVE PLAN

GENERAL

     In January 1997, the Company adopted The 1997 Stock Option and Incentive Plan of Kilroy Realty Corporation, Kilroy Realty, L.P., and Kilroy Services, Inc. (the "Services Company") (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company, the Operating Partnership and the Services Company to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company, the Operating Partnership and the Services Company and to provide incentives to such persons to maximize the Company's cash flow available for distribution. The Stock Incentive Plan consists of four separate and distinct plans, one for the benefit of executive officers, employees, consultants and directors of the Company, one for the benefit of employees and consultants of the Operating Partnership, one for the benefit of employees, consultants and directors of the Services Company and one with "incentive stock options," as defined in Section 422 of the Code, for the benefit of the executive officers and employees of the Company (each subject to the ownership limit contained in the Charter (the "Ownership Limit"), or such other limit as provided in the Charter or as otherwise permitted by the Board). The Stock Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights.

     The Stock Incentive Plan is qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Stock options may be granted in the form of "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options and are exercisable for up to ten years following the date of grant. The Stock Incentive Plan shall terminate ten years from January 1997 unless sooner terminated by the Board.

     On March 17, 1998, the Board of Directors unanimously adopted, subject to stockholder approval, the Stock Incentive Plan Amendment (i) to increase the number of shares of Common Stock issuable under the plan to an amount equal to 8.9% of the Company's total issued and outstanding shares of Common Stock as of May 12, 1998, and on each January 1, April 1, July 1 and October 1 thereafter to increase the number of shares of Common Stock issuable under the plan to 8.9% of number of shares of Common Stock issued and outstanding as of the last day of the immediately preceding fiscal quarter, commencing July 1, 1998, (ii) to increase the maximum number of shares of the Common Stock issuable under the plan as "incentive stock options," as defined in Section 422 of the Code, to 2,330,000 shares of the Common Stock and (iii) to establish, as a separate and distinct plan under the Stock Incentive Plan, the grant of a plan with incentive stock options to the executive officers and employees of the Company.

     Under the terms of the Stock Incentive Plan, an amendment to the plan to increase the maximum number of shares of Common Stock which may be issued thereunder requires the approval of a majority of the Company's stockholders. If approved by the Company's stockholders, the Stock Incentive Plan Amendment would immediately increase the number of shares of Common Stock issuable under the plan to 2,331,790 (assuming 26,199,888 shares of Common Stock are outstanding on May 12, 1998, an amount equal to the number of shares of Common Stock issued and outstanding on the date of this Proxy Statement) of which 933,790 will be available for grant or award by the Executive Compensation Committee or, in the absence thereof, the Board of Directors. As of the date of this Proxy Statement, options covering 1,298,000 shares of Common Stock, and 100,000 restricted shares of Common Stock, had been granted under the plan. To the extent the Company issues additional shares of Common Stock prior to or on May 12, 1998, the immediate increase in the number of shares of Common Stock issuable under the Stock Incentive Plan would include a number of shares of Common Stock equal to 8.9% of the aggregate amount of such issued additional shares of Common Stock.

     The principal features of the proposed Stock Incentive Plan Amendment are summarized below, but the summary is qualified in its entirety by reference to the full text of such plan which can be obtained by making a written request to the Company's Secretary. A copy of the proposed Stock Incentive Plan Amendment is set forth as Exhibit A to this Proxy Statement.

ADMINISTRATION

     The Stock Incentive Plan is administered by the Executive Compensation Committee or, in the absence thereof, the Board of Directors. No person is eligible to serve on the Executive Compensation Committee unless such person is then an Independent Director. The Executive Compensation Committee has complete discretion to determine (subject to (i) the Ownership Limit and (ii) a limit against granting options or stock appreciation rights for more than 300,000 shares to any person in any fiscal year) which eligible individuals are to receive option or other stock grants, the number of shares subject to each such grant, the status of any granted option as either an incentive option or a non-qualified stock option under the federal tax laws, the exercise schedule to be in effect for the grant, the maximum term for which any granted option is to remain outstanding and subject to the specific terms of the Stock Incentive Plan, any other terms of the grant.

     In addition to administering the Stock Incentive Plan, the Executive Compensation Committee is also authorized to interpret the Stock Incentive Plan, to adopt such rules for the administration, interpretation and application of the Stock Incentive Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Executive Compensation Committee under this Stock Incentive Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Executive Compensation Committee.

     Members of the Executive Compensation Committee receive such compensation for their services as may be determined by the Board. All expenses and liabilities that the members of the Executive Compensation Committee incur in connection with the administration of the Executive Compensation Committee shall be borne by the Company. All actions taken and all determinations made by the Executive Compensation Committee or the Board in good faith is final and binding upon all optionees, grantees, the Company, the Operating Partnership and all other interested persons. No member of the Executive Compensation Committee or Board is personally liable for any action or determination made in good faith with respect to the Stock Incentive Plan, options or awards of restricted stock, and all members are fully protected by the Company in respect of any such action or determination.

ELIGIBILITY

     All employees of the Company may, at the discretion of the Executive Compensation Committee, be granted incentive and non-qualified stock options to purchase shares of Common Stock at any exercise price not less than 100% of the fair market value of such shares on the grant date. Directors of the Company, employees of the Operating Partnership, employees and directors of the Services Company, consultants and other persons who are not regular salaried employees of the Company are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options. In addition, all employees and consultants of the Company, the Operating Partnership and the Services Company are eligible for awards of restricted stock and grants of stock appreciation rights.

NUMBER OF SHARES SUBJECT TO STOCK INCENTIVE PLAN

     The Company presently has reserved 1,500,000 shares of Common Stock for issuance pursuant to the Stock Incentive Plan. As of the date of this Proxy Statement, 100,000 of such shares have been issued as restricted shares, and options covering 1,298,000 of such shares have been granted, under the Stock Incentive Plan.

PURCHASE PRICE OF SHARES SUBJECT TO OPTIONS

     The price of the shares of Common Stock subject to each option shall be set by the Executive Compensation Committee; provided, however, that the price per share of an option shall be not less than 100% of the fair market value of such shares on the date such option is granted; provided, further, that, in the case of an incentive stock option, the price per share shall not be less than 110% of the fair market value of such shares on the date such option is granted in the case of any individual then owning (within the meaning of

Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation ("greater than 10% stockholders").

NON-ASSIGNABILITY

     Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant. No option or interest or right therein or part thereof will be liable for the debts, contracts, or engagements of the optionee or the optionee's successors-in-interest or will be subject to disposition by transfer, alienation, pledge, encumbrance assignment or any other means, whether voluntary, involuntary or by operation of law.

TERMS AND EXERCISABILITY OF OPTIONS

     The term of an option shall be set by the Executive Compensation Committee in its discretion; provided, however,that such term shall not be greater than ten years from the date the option is granted; provided, further, that in the case of incentive stock options, the term shall not be more than five years from the date the incentive stock option is granted if such option is granted to a greater than 10% stockholder. Unless as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to incentive stock options and the preceding sentence, the Executive Compensation Committee may extend the term of any outstanding option in connection with any termination of employment or consultancy, or amend any other term of condition of such option relating to such a termination.

     Unless otherwise determined by the Board or the Executive Compensation Committee, all options granted under the Stock Incentive Plan are subject to the following conditions: (i) options will be exercisable in installments, on a cumulative basis, at the rate of thirty-three and one-third percent (33 1/3%) each year beginning on the first anniversary of the date of the grant of the option, until the options expire or are terminated and (ii) following an optionee's termination of employment, the optionee shall have the right to exercise any outstanding vested options for a specified period. The optionee has no stockholder rights with respect to the shares subject to his or her outstanding options until such options are exercised and the purchase price is paid for the shares.

     To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Stock Incentive Plan and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options shall be taxed as non-qualified stock options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of stock shall be determined as of the time that the option with respect to such stock is granted.

     Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price of such shares. The options price may be paid (i) in cash or by certified or cashier's check payable to the order of the Company,
(ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the optionee or (iii) if authorized by the Board or the Executive Compensation Committee or if specified in the option agreement for the option being exercised, by a recourse promissory note made by the optionee in favor of the Company or through installment payments to the Company.

     On the date the option price is to be paid, the optionee (or his or her successor) must make full payment to the Company of all amounts that must be withheld by the Company for federal, state or local tax purposes.

STOCK OPTION AGREEMENTS; CONSIDERATION TO THE COMPANY

     In consideration of the granting of a non-qualified stock option, the person to whom such option is granted has agreed, in a written stock option agreement (a "Stock Option Agreement"), to remain in the employ of, or act as a consultant for, the Company, the Operating Partnership, the Services Company or any of their respective subsidiaries, for a period of at least one year after the option is granted (or until the next annual meeting of the stockholders of the Company, in the case of a director). Nothing in the Stock Incentive Plan or Stock Option Agreement shall confer upon any optionee any right to (i) continue in the employ of or consult for the Company, the Operating Partnership, the Services Company or any of their respective subsidiaries, or as a director of the Company or the Services Company or (ii) receive severance pay from the Company, the Operating Partnership, the Services Company or any of their respective subsidiaries.

TERMINATION OF EMPLOYMENT; DEATH OR PERMANENT DISABILITY

     If a holder of an option ceases to be employed by the Company for any reason other than the optionee's death or permanent disability, such optionee's stock option shall expire three months after the date of such cessation of employment unless by its terms it expires sooner; provided, however, that during such period after cessation of employment, such stock option may be exercised only to the extent it was exercisable according to such option's terms on the date of cessation of employment. If an optionee dies or becomes permanently disabled while the optionee is employed by the Company, such optionee's option shall expire 12 months after the date of such optionee's death or permanent disability unless by its terms it expires sooner. During such period after death, such stock option may, to the extent it remains unexercised upon the date of such death, be exercised by the person or persons to whom the optionee's rights under such stock option are transferred under the laws of descent and distribution.

ACCELERATION OF EXERCISABILITY

     In the event that the Company is acquired by merger, consolidation or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will, at the election of the Board (or if so provided in an option or other agreement with an optionee), automatically accelerate in full.

ADJUSTMENTS

     In the event any change is made to the Common Stock issuable under the Stock Incentive Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustment will be made to (i) the maximum number and class of shares issuable under the Stock Incentive Plan and (ii) the number and/or class of shares and price per share in effect under each outstanding option.

RESTRICTED STOCK

     Restricted stock may be sold to participants at various prices (but not below par value) and is subject to such restrictions as may be determined by the Executive Compensation Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock have voting rights and receive distributions prior to the time when the restrictions lapse.

STOCK APPRECIATION RIGHTS

     A Stock Appreciation Right (a "SAR") may be granted to any director, officer, employee or consultant of the Company who receives a grant of an option under the Stock Incentive Plan. A SAR may be granted in connection and simultaneously with the grant of an option or with respect to a previously granted option. A SAR shall be subject to such terms and conditions not inconsistent with the Stock Incentive Plan as the Executive Compensation Committee shall impose.

AMENDMENTS TO THE STOCK INCENTIVE PLAN

     The Board may at any time suspend or terminate the Stock Incentive Plan. The Board or Executive Compensation Committee may also at any time amend or revise the terms of the Stock Incentive Plan;

provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares of Common Stock which may be issued, granted or awarded under the Stock Incentive Plan (except for adjustments as described in the foregoing paragraph) or (ii) change the minimum purchase price per share of Common Stock required under the Stock Incentive Plan.

TERMINATION

     The Stock Incentive Plan will terminate on January 31, 2007, unless sooner terminated by the Board.

REGISTRATION STATEMENT ON FORM S-8.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 covering the restricted shares of Common Stock and the shares of Common Stock underlying options granted under the Stock Incentive Plan. If the Stock Incentive Plan Amendment is approved by the Company's stockholders, the Company will, as necessary, file with the Commission registration statements on Form S-8 covering the registration of additional shares of Common Stock underlying options granted and restricted stock or Stock Appreciation Rights awarded under the Stock Incentive Plan, as amended.

CONFORMITY TO SECURITIES LAWS

     The Stock Incentive Plan is intended to conform to the extent necessary with all provision of the Securities Act of 1933, as amended ("Securities Act"), and the Exchange Act and any and all regulations and rules promulgated by the Commission thereunder, including, without limitation, Rule 16b-3. The Stock Inventive Plan will be administered, and Options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Stock Incentive Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

PROPOSED STOCK INCENTIVE PLAN AMENDMENT

     On March 17, 1998, the Board of Directors unanimously adopted, subject to stockholder approval, the Stock Incentive Plan Amendment to increase the number of shares of Common Stock issuable under the plan to an amount equal to 8.9% of the Company's total issued and outstanding shares of Common Stock as of May 12, 1998, and on each January 1, April 1, July 1 and September 1 thereafter to increase the number of shares of Common Stock issuable under the plan to 8.9% of number of shares of Common Stock issued and outstanding as of the last day of the immediately preceding fiscal quarter, commencing July 1, 1998.

     Under the terms of the Stock Incentive Plan, an amendment to the plan to increase the maximum number of shares of Common Stock which may be issued thereunder requires the approval of a majority of the Company's stockholders. If approved by the Company's stockholders, the Stock Incentive Plan Amendment would immediately increase the number of shares of Common Stock under the plan to 2,331,790 (assuming 26,199,888 shares of Common Stock are outstanding on May 12, 1998, an amount equal to the number of shares of Common Stock issued and outstanding on the date of this Proxy Statement) of which 933,790 will be available for grant or award by the Executive Compensation Committee or, in the absence thereof, the Board of Directors. To the extent the Company issues additional shares of Common Stock prior to or on May 12, 1998, the immediate increase in the number of shares of Common Stock issuable under the Stock Incentive Plan would include a number of shares of Common Stock equal to 8.9% of the aggregate amount of such issued additional shares of Common Stock. Thereafter, the number of shares issuable under the Stock Incentive Plan will be increased on each January 1, April 1, July 1 and October 1, commencing July 1, 1998, to an amount equal to 8.9% of the then issued and outstanding shares of Common Stock, without further approval by the Company's stockholders. The maximum number of shares of Common Stock issuable under the Stock Incentive Plan as "incentive stock options," as defined in Section 422 of the Code, will not exceed 2,330,000 shares of Common Stock (representing approximately 8.9% of the total issued and outstanding shares of Common Stock as of March 17, 1998, the date the Stock Incentive Plan Amendment was approved by the Board of Directors of the Company). Even if the number of shares of outstanding Common Stock decrease during any quarter, the number of shares of Common Stock available under the Stock Incentive Plan will not be decreased under this provision. As of the date of this Proxy Statement, options covering 1,298,000 shares of Common Stock, and 100,000 restricted shares of Common Stock, had been granted under the plan.

     The Board believes that increasing the number of shares available for issuance under the Stock Incentive Plan will give the Executive Compensation Committee and the Board greater flexibility to carry out its responsibilities to
(i) establish compensation programs that attract, motivate and retain executive and other key employees of the Company, (ii) make available additional shares for grants to employees of companies which may be acquired and (iii) administer such programs in a manner that benefits the long-term interest of the Company and its stockholders.

VOTE REQUIRED

     The affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Stock Incentive Plan Amendment. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN AMENDMENT.

                      CERTAIN INFORMATION WITH RESPECT TO
                         EXECUTIVE AND SENIOR OFFICERS

     The following table sets forth certain current information with respect to the executive officers of the Company:

                NAME                   AGE                       POSITION
                ----                   ---                       --------
John B. Kilroy, Sr...................  75     Chairman of the Board
                                              President, Chief Executive Officer and
John B. Kilroy, Jr...................  49     Director
Steven L. Black......................  44     Executive Vice President, San Diego
Campbell Hugh Greenup................  44     Executive Vice President, Los Angeles
                                              Executive Vice President and Chief Operating
Jeffrey C. Hawken....................  39     Officer
                                              Executive Vice President, Chief Financial
Richard E. Moran Jr..................  46     Officer
T. Patrick Smith.....................  49     Executive Vice President, Orange County
Tyler H. Rose........................  37     Senior Vice President and Treasurer

     The following is a biographical summary of the experience of the executive and senior officers of the Company:

     JOHN B. KILROY, SR. has served as Chairman of the Board since its incorporation in September 1996. Biographical information regarding Mr. Kilroy is set forth under "Proposal 1: Election of Directors -- Directors Continuing in Office."

     JOHN B. KILROY, JR. has served as the President and Chief Executive Officer. Biographical information regarding Mr. Kilroy is set forth under "Proposal 1: Election of Directors -- Directors Continuing in Office."

     STEVEN L. BLACK, age 44, has served as Executive Vice President since November 1997. Mr. Black joined the Company from TAG, where he was an equity owner and served as president since January 1994, overseeing its activities in real estate development and investment. From January 1988 to December 1993, Mr. Black operated his own real estate development and management company, Centremark, where he developed residential, commercial and industrial property. Prior to 1988, Mr. Black was president of The Sickels Group of San Diego directing its development of residential, commercial and industrial space. Mr. Black also practiced public accounting with Deloitte & Touche LLP. Mr. Black is a member of the Urban Land Institute, a board member of both the National Association of Industrial and Office Parks and a board member of the Building Industry Association.

     CAMPBELL HUGH GREENUP, age 44, is currently an Executive Vice President of the Company and has been with the Company since it commenced operations in January 1997. Prior to that time, Mr. Greenup was employed at KI since 1986 as Assistant General Counsel and had responsibility for a significant portion of its legal affairs, including transaction negotiation and documentation. In addition, he was responsible for all of KI's development activities, including land acquisition and entitlement, project development, leasing and disposition. In this role, he was also President of Kilroy Technologies Company, LLC and directed all of KI's fee development activities. Mr. Greenup is a member of the American Bar Association, the Urban Land Institute, the National Association of Corporate Real Estate Executives and the Los Angeles County Beach Advisory Commission.

     JEFFREY C. HAWKEN, age 39, has served as the Executive Vice President and Chief Operating Officer of the Company since it commenced operations in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI's real estate portfolio. Mr. Hawken's activities have included leasing, asset and facility management, operational cost reduction and code compliance. He has also served on KI's acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Since that time, he attained the designation of Real Property Administrator through the Building Owner's and Manager's Association.

     RICHARD E. MORAN JR., age 46, has served as Executive Vice President, Chief Financial Officer and Secretary of the Company since December 1996. Prior to that time, Mr. Moran was Executive Vice President, Chief Financial Officer and Secretary of Irvine Apartment Communities, Inc. from 1993 to 1996. Mr. Moran was affiliated with The Irvine Company from 1977 to 1993. He served as Treasurer of The Irvine Company from 1983 to 1993, was named Vice President in 1984, Senior Vice President in 1990, and Executive Vice President, Corporate Finance in 1992. Previously, he was a certified public accountant with Coopers & Lybrand LLP. He is a member of the Urban Land Institute. Mr. Moran received his Master of Business Administration degree from the Harvard University Graduate School of Business Administration and his undergraduate degree from Boston College.

     T. PATRICK SMITH, age 49, has served as Executive Vice President of the Company since November 1997. Mr. Smith joined Kilroy Realty Corporation from TAG where he served since 1996 as a principal and equity owner. From September 1995 to September 1996, Mr. Smith was employed by MGM Grand, Inc. as president of the real estate division. From 1993 to 1994, Mr. Smith was President and Chief Executive Officer of Irvine Apartment Communities. Prior to joining Irvine Apartment Communities, Mr. Smith was employed by The Irvine Company for six years beginning in 1987 as president of Irvine Pacific, the residential property development division. Mr. Smith is a member of the Urban Land Institute, Young President's Organization and a member of the Board of Regents of Loyola Marymount University since 1987, from which he holds a Bachelor of Business Administration.

     TYLER H. ROSE, age 37, was appointed Senior Vice President and Treasurer of the Company in March 1997. Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from February 1995 to March 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from January 1994 to February 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose holds a degree of Master of Business Administration from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

                             EXECUTIVE COMPENSATION

     The following table sets forth the salary rates and other compensation paid for the period of January 31, 1997 through December 31, 1997 to the Chief Executive Officer and each of the Company's other executive officers who earned total salary and bonus for the year ended December 31, 1997 in excess of $100,000 (the "Named Executive Officers"). The Company has entered into employment agreements with each of its executive officers as described below. See "Employment Agreements."

                                                         ANNUAL                            LONG-TERM
                                                      COMPENSATION                        COMPENSATION
                                       ------------------------------------------   ------------------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                                                                    RESTRICTED     OPTIONS
                                                                   OTHER ANNUAL        STOCK       GRANTED
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)(1)   COMPENSATION($)   AWARD(S)(2)   IN 1997(3)
 ---------------------------    ----   ---------    -----------   ---------------   -----------   ----------
John B. Kilroy, Jr............  1997   $180,769(4)   $200,000                (6)            --     250,000
  Director, President and
  Chief Executive Officer
Jeffrey C. Hawken.............  1997   $158,173(4)   $200,000                (6)            --     150,000
  Executive Vice President and
  Chief Operating Officer
Richard E. Moran Jr...........  1997   $180,769(4)   $200,000(7)             (6)    $2,299,000     150,000
  Executive Vice President,
  Chief Financial Officer and
  Secretary
Campbell Hugh Greenup.........  1997   $149,135(4)   $200,000                (6)            --     100,000
  Executive Vice President
Tyler H. Rose.................  1997   $129,231(5)   $160,000                (6)            --     150,000
  Senior Vice President and
  Treasurer

---------------
(1) The amount of any such bonus has been determined by the Executive Compensation Committee of the Board of Directors. On March 9, 1998, the Executive Compensation Committee approved and authorized amendments to the employment agreements for the executive officers of the Company providing for total annual executive incentive compensation, including annual bonuses, commencing with fiscal year ended December 31, 1997 to be awarded to the executive officers of the Company at the discretion of the Executive Compensation Committee.

(2) Pursuant to Mr. Moran's employment agreement, concurrent with the consummation of the IPO, he received 100,000 restricted shares of Common Stock under the Stock Incentive Plan with an aggregate value at January 31, 1997, the date of issuance, of $2.3 million against the payment of $1,000 therefor. The restricted shares of Common Stock vest in equal annual installments pro rata over a five-year period, subject to certain acceleration provisions. Mr. Moran is entitled to receive distributions in respect of such restricted stock.

(3) Options to purchase an aggregate of 1,298,000 shares of Common Stock have been granted to directors, executive officers and other employees of the Company as of the date of this Proxy Statement. Such options vest pro rata in annual installments over a three-year period. An additional 102,000 shares of Common Stock are reserved for issuance under the Stock Incentive Plan, as of the date of this Proxy Statement.

(4) The salary, which was paid to the Named Executive Officer during the fiscal year ended December 31, 1997, commenced on February 1, 1997.

(5) The salary, which was paid to the Named Executive Officer during the fiscal year ended December 31, 1997, commenced on March 10, 1997.

(6) In addition, Mr. Moran was paid a bonus of $200,000 upon consummation of the initial public offering on January 31, 1997 (the "IPO") which was an obligation of, and was paid by, the principals of KI.

(7) The aggregate amount of the perquisites and other personal benefits, securities or property for each Named Executive Officer is less than the lesser of $50,000 or 10% of the total 1997 salary and bonus for such Named Executive Officer.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1997.

                                                       INDIVIDUAL GRANTS(1)
                                               -------------------------------------
                                                PERCENT OF                              POTENTIAL REALIZABLE
                            NUMBER OF SHARES      TOTAL                                VALUE AT ASSUMED ANNUAL
                            OF COMMON STOCK      OPTIONS                                RATES OF SHARE PRICE
                               UNDERLYING       GRANTED TO    EXERCISE                      FOR OPTION(2)
                                OPTIONS        EMPLOYEES IN   PRICE PER   EXPIRATION   -----------------------
           NAME                GRANTED(#)      FISCAL YEAR      SHARE        DATE          5%          10%
           ----             ----------------   ------------   ---------   ----------   ----------   ----------
John B. Kilroy, Jr........      250,000            21.8%       $23.00      1/31/07     $2,178,644   $7,726,519
Jeffrey C. Hawken.........      150,000            13.1%        23.00      1/31/07      1,307,186    4,635,911
Richard E. Moran Jr.......      150,000            13.1%        23.00      1/31/07      1,307,186    4,635,911
Campbell Hugh Greenup.....      100,000             8.7%        23.00      1/31/07        871,458    3,090,607
Tyler H. Rose.............      150,000            13.1%        25.00      5/12/07      1,795,855    5,414,034

---------------
(1) All options granted in 1997 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years subject to earlier termination in certain events related to termination of employment. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurances can be given that these appreciation rates will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1997.

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                    UNDERLYING                     IN-THE-MONEY
                                                              UNEXERCISED OPTIONS AT                OPTIONS AT
                                                 VALUE           DECEMBER 31, 1997              DECEMBER 31, 1997
                         SHARES ACQUIRED ON    REALIZED     ---------------------------   ------------------------------
         NAME               EXERCISE(#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
         ----            ------------------   -----------   -----------   -------------   -----------   ----------------
John B. Kilroy, Jr.....         --                N/A           --          250,000           --           $1,437,500
Jeffrey C. Hawken......         --                N/A           --          150,000           --              862,500
Richard E. Moran Jr....         --                N/A           --          150,000           --              862,500
Campbell Hugh Greenup..         --                N/A           --          100,000           --              575,000
Tyler H. Rose..........         --                N/A           --          150,000           --              562,500

---------------
(1) Based on closing price of $28 3/4 per share of Common Stock on December 31, 1997, as reported by the New York Stock Exchange.

401(k) PLAN

     Effective November 1, 1997, the Company established its Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

     The 401(k) Plan permits eligible employees of the Company to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code (the "Code"). The employees' elective deferrals are immediately vested and non-forfeitable upon contributions to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty-cents for each one dollar of participant contributions up to a maximum of five percent of the participant's annual salary up to certain limits. Participants vest immediately in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum period of credited service. For the year ended December 31, 1997, the Company's contribution to the 401(k) Plan was $28,000.

     The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

EMPLOYMENT AGREEMENTS

     Each of John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., Campbell Hugh Greenup and Tyler H. Rose have entered into an employment agreement with the Company which became effective on January 31, 1997 or, in the case of Mr. Rose, the respective commencement of his employment. The employment agreements have an initial term of three years and are subject to automatic one-year extensions following the expiration of the initial term. On March 8, 1998, the Executive Compensation Committee approved amendments to the employment agreements effective for the year ended December 31, 1997 to provide for annual base compensation with the amount of any bonus to be determined at the discretion of the Executive Compensation Committee. Prior to such amendments, annual bonuses were limited to 100% of base compensation. Under the terms of his employment agreement, Mr. Moran was paid a bonus of $200,000 on January 31, 1997. Mr. Moran's bonus was an obligation of, and was paid by, the principals of KI.

     The employment agreements entitle the executives to participate in the Company's Stock Incentive Plan and to receive certain other insurance benefits. The employment agreements also provide that in the event of death, the executive's estate will receive monthly payments of the executive's annual salary, plus one-twelfth of any bonus to be received, for a period equal to the lesser of the term remaining under the employment agreement or one year. In addition, in the event of a termination by the Company without "cause," a termination of employment resulting from "disability," a termination by the executive for "good reason," or, in the case of Mr. Kilroy and Mr. Moran, a termination pursuant to a "change of control" of the Company (as such terms are defined in the respective employment agreements) the terminated executive will be entitled to (i) severance (the "Severance Amount") and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and the receipt of other customary benefits established by the Company for its executive employees for two years following the date of termination (collectively, the "Severance Benefits"). The Severance Amount is equal to the sum of two times the executive's average annual base compensation and two times the highest annual bonus received during the preceding 36-month period.

     Under the employment agreements, "Disability" means a physical or mental disability or infirmity which, in the opinion of a physician selected by the Board, renders the executive unable to perform his duties for six consecutive months or for shorter periods aggregating 180 business days in any 12-month period (but only to the extent that such definition does not violate the Americans with Disabilities Act). "Cause," as defined under the terms of the respective employment agreements, means (i) the executive's conviction for commission of a felony or a crime involving moral turpitude, (ii) the executive's willful commission of any act of theft, embezzlement or misappropriation against the Company or (iii) the executive's willful and continued failure to substantially perform the executive's duties (other than such failure resulting from the executive's incapacity due to physical or mental illness), which is not remedied within a reasonable time. "Good reason" means
(i) the Company's material breach of any of its obligations under the employment agreement (subject to certain notice and cure provisions) or (ii) any removal of the executive from one or more of the appointed offices or any material alteration or diminution in the executive's authority, duties or responsibilities, without "cause" and without the executive's prior written consent. "Change of Control" means (i) the event by which the individuals constituting the Board as of the date of the Company's initial public offering of shares of Common Stock (the "IPO") cease for any reason to constitute at least a majority of the Company's Board; provided, however, that if the election, or nomination for election by the Company's stockholders of any new director was approved by a vote of at least a majority of the members of the original Board of Directors, such new director shall be considered a member of the original Board of Directors; (ii) an acquisition of any voting securities of the Company by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act, immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities unless such acquisition was approved by a vote of at least one more than a majority of the original Board of Directors; or (iii) approval by the stockholders of the Company of (a) a merger, consolidation, share exchange or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange or reorganization; (b) a complete liquidation or dissolution of the Company; or
(c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Executive Compensation Committee interlocks and no employees of the Company participate on the Executive Compensation Committee.

     The following report and the Stock Performance Graph shall be deemed not to be incorporated by reference to any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Payment of cash compensation to the executive officers of the Company began in February 1997. The base salary paid to the Company's executive officers during 1997, and the stock options granted to the executive officers and employees, was determined prior to that time by Messrs. Kilroy, Sr. and Kilroy, Jr., the then-current directors and officers of the predecessors of the Company. In making these determinations, Messrs. Kilroy, Sr. and Kilroy, Jr. considered job responsibilities and the salaries paid to such executive officers of other REITs similar to the Company, as well as the salaries paid to and past performance of such person in their prior capacities at KI or elsewhere. The cash bonuses awarded to the Company's executive officers for the year ended December 31, 1997 were determined by the Executive Compensation Committee based upon the Company's performance for such period, including its results from operations and acquisition activity, and by reference to an independent compensation survey of other real estate investment trusts.

     For 1998 and future years, the Company's Executive Compensation Committee plans to build on the traditional compensation policies of KI, adapted to the Company's competitive environment of similar publicly-traded REITs. The Company has adopted the Stock Incentive Plan, which authorizes the Executive Compensation Committee to grant stock options, stock appreciation rights, restricted stock and other awards to the executive officers and other employees of the Company, the Operating Partnership and the Services Company (as hereinafter defined) (see "PROPOSAL 2: Amendment of the Stock Incentive Plan"). Through these plans and other means, the Executive Compensation Committee intends to maintain strong links between executive officers compensation and corporate and individual performance.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for federal income tax purposes. Section 162(m) of the Code limits the tax deduction for compensation paid to the Company's Chief

Executive Officer and the additional four most highly compensated officers who are employed at fiscal year end to $1.0 million per year, unless certain requirements are met.

                                          Executive Compensation Committee

                                          William P. Dickey
                                          Dale F. Kinsella
Date: March 9, 1998

PERFORMANCE GRAPH

     As a part of the rules concerning executive compensation disclosure, the Company is obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock over a five-year period. However, since the Company's Common Stock has been publicly traded only since January 28, 1997, such information is provided from that date through December 31, 1997.

     The following line graph compares the change in the Company's cumulative stockholder return on its shares of Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from January 31, 1997, the closing date of the Company's initial public offering, to December 31, 1997. The line graph starts at January 28, 1997, the date that the Company's shares of Common Stock commenced trading on the New York Stock Exchange; however, the beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of January 31, 1998, as each index is calculated only on a monthly basis. The graph assumes the investment of $100 in the Company and each of the indices on January 28, 1997 and as required by the Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

        Measurement Period                                  NAREIT Equity       S&P 500 Index
      (Fiscal Year Covered)         Kilroy Realty Corp.       Index (1)              (1)
1/28/97                                    100.00              100.00              100.00
3/31/97                                    115.91               99.58               96.64
6/30/97                                    112.66              104.54              113.51
9/30/97                                    122.26              116.89              122.02
12/31/97                                   131.96              118.93              125.52

(1) Beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of January 31, 1998, as each index is calculated only on a monthly basis.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of December 31, 1997, regarding the beneficial ownership of Common Stock (or Common Stock for which limited partnership interests in the Operating Partnership (the "Units") are exchangeable beginning on January 31, 1999) for (i) each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock (or common stock for which the Units are exchangeable),
(ii) each director and each Named Executive Officer and (iii) the directors and such Named Executive Officers of the Company as a group. Except as indicated below, all of such Common Stock is owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person. The Company has relied upon information supplied by its officers, directors and certain stockholders and upon information contained in filings with the Commission.

                                                                       PERCENTAGE OF
                                               NUMBER OF SHARES OF   OUTSTANDING SHARES
         NAME OF BENEFICIAL OWNER(1)           BENEFICIALLY OWNED    OF COMMON STOCK(2)
         ---------------------------           -------------------   ------------------
John B. Kilroy, Sr...........................      1,258,926(3)              4.5%
John B. Kilroy, Jr...........................      1,337,859(4)              4.7%
Jeffrey C. Hawken............................         50,000(5)                *
Richard E. Moran Jr..........................        150,000(6)                *
Campbell Hugh Greenup........................         33,333(7)                *
Tyler H. Rose................................          1,000(8)                *
Richard S. Allen.............................        254,022(9)                *
John R. D'Eathe..............................               --                --
William P. Dickey............................         5,333(10)                *
Matthew J. Hart..............................         8,333(11)                *
Dale F. Kinsella.............................         3,333(12)                *
European Investors Incorporated..............     1,916,500(13)              6.8%
All directors and executive officers as a            3,102,139              11.0%
  group (11 persons).........................

---------------
* Represents less than 1.0% of outstanding shares of Common Stock.

 (1) Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 2250 East Imperial Highway, Suite 1200, El Segundo, CA 90245.

 (2) Assumes the exchange of 3,406,212 common limited partnership Units outstanding as of December 31, 1997 into shares of Common Stock on a one-for-one basis and includes only shares of Common Stock subject to options held by such beneficial owner that are exercisable within 60 days of the Record Date. The total number of shares outstanding used in calculating this percentage excludes the number of shares of Common Stock subject to options held by other persons that are exercisable within 60 days of the Record Date.

 (3) Includes (i) 5,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 1997 and (ii) 1,253,926 shares of Common Stock issuable beginning January 31, 1999 upon the exchange of common limited partnership Units of the Operating Partnership (including Units beneficially owned by KI and Kilroy Technologies Company, LLC, a California limited liability company ("Kilroy Technologies"), and allocated to Mr. Kilroy as one of its two shareholders).

 (4) Includes (i) 83,333 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 1997, (ii) 1,253,926 shares of Common Stock issuable beginning January 31, 1999 upon the exchange of common limited partnership Units of the Operating Partnership (including Units beneficially owned by KI and Kilroy Technologies, and allocated to Mr. Kilroy as one of its two shareholders) and (iii) 600 shares of Common Stock beneficially owned by Mr. Kilroy.

 (5) Includes 50,000 shares of Common Stock issuable upon the exercise of options within 60 days of December 31, 1997.

 (6) Includes (i) 50,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 1997 and (ii) 100,000 restricted shares of Common Stock granted under the Stock Incentive Plan pursuant to the terms of Mr. Moran's employment agreement, which shares of Common Stock vest in five equal annual installments over a five-year period.

 (7) Includes 33,333 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 1997.

 (8) Represents 1,000 shares of Common Stock beneficially owned by Tyler H.
     Rose.

 (9) Includes 254,022 shares of Common Stock issuable beginning on January 31, 1999 upon the exchange of common limited partnership Units of the Operating Partnership and beneficially owned directly or through TAG and its affiliates.

(10) Includes (i) 3,333 shares of Common Stock issuable upon the exercise of options exercisable within 60 days as of December 31, 1997 and (ii) 2,000 shares of Common Stock beneficially owned by Mr. Dickey.

(11) Includes (i) 3,333 shares of Common Stock issuable upon the exercise of options exercisable within 60 days as of December 31, 1997 and (ii) 5,000 shares of Common Stock beneficially owned by Mr. Hart.

(12) Includes 3,333 shares of Common Stock issuable upon the exercise of options exercisable within 60 days as of December 31, 1997.

(13) Based on information provided in a Schedule 13G filed on February 13, 1997 by European Investors Incorporated ("EII") and EII Realty Securities Incorporated ("ERS"), a wholly-owned subsidiary of EII. As of December 31, 1997 (i) EII had sole voting power with respect to 266,400 shares of Common Stock, shared voting power with respect to 298,100 shares of Common Stock, sole dispositive power with respect to 287,300 shares of Common Stock and shared dispositive power with respect to 277,200 shares of Common Stock; and (ii) ERS had sole voting power with respect to 1,126,000 shares of Common Stock and shared dispositive power with respect to 1,350,200 shares of Common Stock. The address for EII is 667 Madison Avenue, 16th Floor, New York, New York 10021-8041.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and executive officers of the Company, including John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board and its President and Chief Executive Officer, respectively, (or members of their immediate families) and persons who will hold more than 5% of the outstanding shares of Common Stock (or interests exchangeable therefor) have direct or indirect interests in transactions with by the Company, the Operating Partnership or the Services Company, including the transfer of certain properties to the Operating Partnership by the holders of Units (the "Unitholders") in connection with the certain formation transactions (the "Formation Transactions") on January 31, 1997, the grant of options with respect to certain properties (the "Option Properties") and, if exercised, the purchase by the Company of one or more of the Option Properties from the respective Unitholders, the repayment of certain indebtedness encumbering the properties contributed by the Company's predecessors to the Operating Partnership in connection with the Formation Transactions and the performance of management and leasing activities by the Operating Partnership and certain development and other activities by the Services Company at the Option Properties. In addition, John B. Kilroy, Sr. contributed $1,000 to the Company in exchange for an aggregate of 50 shares of Common Stock which were subsequently repurchased by the Company, and on January 31, 1997, John B. Kilroy, Jr. and John B. Kilroy, Sr. each contributed cash to the Services Company, which represents a 5.0% economic interest in the Services Company.

PARTNERSHIP AGREEMENT

     On January 31, 1997, the Company entered into the Partnership Agreement of the Operating Partnership with the various limited partners of the Operating Partnership. John B. Kilroy, Sr. and John B. Kilroy, Jr., who are limited partners of the Operating Partnership, are directors and/or officers of the Company.

VARIOUS SERVICES PROVIDED BY THE SERVICES COMPANY TO THE KILROY GROUP

     Pursuant to management agreements, the Operating Partnership is providing management and leasing services, and the Services Company is providing development services, with respect to the Option Properties, each of which is beneficially owned and controlled by John B. Kilroy, Sr. and John B. Kilroy, Jr. During 1997, in connection with the management and leasing services provided by the Operating Partnership for the Kilroy Airport Imperial Co. properties, Messrs. Kilroy, Sr. and Kilroy, Jr. paid to the Operating Partnership fees in the aggregate amount of $140,000, which the Company believes are equivalent to the fair market value for such services provided. In addition, during 1997, in connection with the development services provided by the Services Company with respect to the properties located at Calabasas Park Centre, in Calabasas, California, Messrs. Kilroy, Sr. and Kilroy, Jr. paid to the Services Company fees in the aggregate amount of $183,333, which the Company believes are equivalent to the fair market value for such services provided.

OPTIONS TO PURCHASE CERTAIN PROPERTIES

     In connection with the formation of the Company, the Company entered into certain option agreements with partnerships controlled by John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board, and President, Chief Executive Officer and Director, respectively, granting to the Operating Partnership options to acquire (i) parcels comprising an aggregate of approximately 18 acres located at Calabasas Park Centre, in Calabasas, California and (ii) the three-building office complex located on North Sepulveda Boulevard in El Segundo, California (the "Sepulveda Boulevard Office Complex") at the respective purchase price for each of the properties as discussed below. In January 1998, the Company exercised its option to acquire Calabasas Park Centre, at a purchase price of $2,401,000, an amount equal to the total accumulated costs, as of the date such option was exercised, in connection with the acquisition of rights with respect to, and the entitlement and development of the property, including, without limitation, property taxes, predevelopment and entitlement costs and fees, and related bond financing costs. The exercise of the option to acquire Calabasas Park Centre by the Company was unanimously approved by the Company's Independent Directors. The Company presently expects to complete the acquisition of Calabasas Park Centre in March 1998.

     The option for the Sepulveda Boulevard Office Complex is exercisable on or before January 31, 2004. The Company has not exercised its option to purchase the Sepulveda Boulevard Office Complex as of the date of this Proxy Statement. The purchase price for each of the properties is payable in cash or Units at the election of the seller. Pursuant to the terms of the applicable Option Agreement, the purchase price for the Sepulveda Boulevard Office Complex is equal to the sum of (i) the then outstanding mortgage indebtedness secured by the respective properties, plus (ii) $1, plus (iii) the aggregate amount of capital contributed by the beneficial owners of the property, net of actual cash distributions distributed in respect of such beneficial owners, during the period beginning on January 31, 1997 and ending on the date of exercise of the option, plus (iv) an annualized return of 8.0% on the amount in excess of $5.0 million, if any, as determined pursuant to clause (iii) preceding. The Company's option to purchase the Sepulveda Boulevard Office Complex is subject to a right of first offer held by Hughes Space & Communications.

AGREEMENTS TO PURCHASE CERTAIN PROPERTIES

     On October 31, 1997, the Company entered into an agreement with TAG to purchase through a series of transactions office and industrial buildings with approximately 1,730,000 aggregate rentable square feet and develop approximately 750,000 square feet of office space for an aggregate purchase price of approximately $300.0 million. The acquisition agreement with TAG was based on arms-length negotiations. Subsequent to the execution of the related documentation, Richard S. Allen, the majority equity owner and Chief Executive Officer of TAG, was elected to serve as a director of the Company. As of December 31, 1997, the Company completed the first phase of the acquisitions from TAG by acquiring four office and four industrial buildings encompassing 907,000 aggregate rentable square feet for an aggregate purchase price of approximately $80.0 million.

     The second phase of the transaction is presently expected to consist of the purchase of five office properties and three industrial properties located in California and Nevada encompassing approximately 823,000 aggregate rentable square feet and an estimated aggregate purchase price of approximately $120.0 million. The Company presently expects the acquisitions to occur during 1998, pursuant to the completion of construction and/or stabilized occupancy of the properties.

     The third phase of the transaction is presently expected to consist of the development of two office projects in San Diego, California encompassing approximately 750,000 aggregate rentable square feet for an estimated aggregate development cost of $100.0 million. The Company has agreed to purchase a 50% managing interest in the two projects upon completion of all necessary entitlements and infrastructure and is expected to manage the development of both projects. The Company has an option to purchase TAG's remaining interest in both projects for a purchase price to be determined upon completion of the projects. The Company presently expects development of the two office projects to commence during the fourth quarter of 1998.

OTHER TRANSACTIONS

     In connection with the Formation Transactions, the Company incurred certain expenses on behalf of KI, including the payment of $700,000 of interest in connection with the repayment of an outstanding loan. All amounts payable to the Company from KI have been paid in full. The highest amount of such receivables outstanding during the period beginning February 1, 1997 through December 31, 1997 was approximately $1.3 million.

     In October 1997, the Services Company entered into a management agreement to manage the development of certain properties owned by entities under common control of Richard S. Allen, a director of the Company and a limited partner of the Operating Partnership. At December 31, 1997, the Services Company had a receivable balance of $250,000 for management fees earned during November and December 1997. The fees were paid in January and February 1998. The Company believes that the fees earned under the management agreement are at market rates.

     In December 1997, the Company entered into an agreement to purchase certain construction materials to be used in the development of office properties from a partnership beneficially owned and controlled by Messrs. Kilroy, Sr. and Kilroy, Jr. The purchase price to the Company for the materials was $3.0 million, representing the lower of the cost to the partnership and the current market price. The purchase of the construction materials by the Company was unanimously approved by the Company's Independent Directors.

                    COMPLIANCE WITH FEDERAL SECURITIES LAWS

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1997, all Insiders complied with all Section 16(a) filing requirements applicable to them; except that (i) the following Insiders were late with respect to the filing by each of his or her Initial Statement of Beneficial Ownership of Securities on Form 3:
John B. Kilroy, Sr., John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., Campbell Hugh Greenup, Tyler H. Rose, Ann Marie Whitney, William P. Dickey, Matthew J. Hart, Dale F. Kinsella and John R. D'Eathe; and (ii) the following Insiders were late with respect to the filing by each of his Statement of Changes in Beneficial Ownership on Form 4: John B. Kilroy, Jr., William P. Dickey and Matthew J. Hart.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders must be received by the Secretary of the Company at its principal executive offices by December 31, 1998 to be considered for possible inclusion in the Company's proxy statement and form of proxy used in connection with such annual meeting.

                                    AUDITORS

     Subject to its discretion to appoint alternative auditors if it deems such action appropriate, the Board has retained Deloitte & Touche LLP as the Company's auditors for the current fiscal year. The Board has been advised that Deloitte & Touche LLP is independent with regard to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                           PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so. ChaseMellon Shareholder Services, 450 West 33rd Street, New York, New York 10001, telephone (212) 273-8080, has been retained to assist in soliciting proxies by mail, telephone or personal solicitation for a fee of $3,500 plus expenses.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, or by way of the Commission's Internet address, http://www.sec.gov.

     The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of the Company's Form 10-K for the period ended December 31, 1997. Requests for such copies should be addressed to: Kilroy Realty Corporation, 2250 East Imperial Highway, El Segundo, California 90245,
Attn: Secretary, telephone (310) 563-5500.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's audited consolidated financial statements for the twelve months ended December 31, 1997, supplementary financial information and management's discussion and analysis of financial condition and results of operations are incorporated by reference in this Proxy Statement from the Company's 1997 Annual Report on Form 10-K for the period ended December 31, 1997, which report accompanies this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

     You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

March   , 1998

                                          By Order of the Board of Directors,

                                          Richard E. Moran Jr.
                                          Executive Vice President, Chief
                                          Financial Officer
                                          and Secretary

                                   EXHIBIT A

                                  AMENDMENT TO
                    THE 1997 STOCK OPTION AND INCENTIVE PLAN
                         OF KILROY REALTY CORPORATION,
                            KILROY REALTY, L.P. AND
                             KILROY SERVICES, INC.

     This Amendment to the 1997 Stock Option and Incentive Plan of Kilroy Realty Corporation, Kilroy Realty, L.P. and Kilroy Services, Inc. (this "Amendment") is adopted by Kilroy Realty Corporation, a Maryland corporation (the "Company"), Kilroy Realty, L.P, a Delaware limited partnership (the "Operating Partnership"), and Kilroy Services, Inc., a Maryland corporation (the "Services Company"), effective as of May 12, 1998.

                                    RECITALS

     A. The 1997 Stock Option and Incentive Plan of the Company, the Operating Partnership and the Services Company (the "1997 Plan") was adopted and approved by the Boards of Directors of the Company and the Services Company on December
8, 1996 and           , respectively.

     B. Section 9.2 of the 1997 Plan provides that the Board may amend the 1997 Plan, subject in certain instances to receipt of approval of the stockholders of the Company.

     C. The Boards of Directors of the Company and the Services Company on March 17, 1998, respectively, unanimously adopted, subject to stockholder approval, this Amendment increasing the number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company reserved for issuance to a number of shares of Common Stock equal to 8.9% of the total number of issued and outstanding shares to be determined on a quarterly basis.

     D. The Amendment was presented to the Company's stockholders for approval at the 1998 Annual Meeting held on May 12, 1998.

                                   AMENDMENT

     1. The second sentence of the preamble of the 1997 Plan is hereby amended to read in its entirety as follows: "The Plan consists of four plans, one for the benefit of the employees, consultants and directors of the Company, one for the benefit of the employees and consultants of the Partnership, one for the benefit of the employees, consultants and directors of the Services Company and one, with respect to "incentive stock options, "as defined in Section 422 of the Code, for the benefit of the executive officers and employees of the Company."

     2. Section 2.1(a) of the 1997 Plan is hereby amended to read in its entirety as follows: "Section 2.1 -- Shares Subject to Plan.

          (a) The shares of stock subject to Options, awards of Restricted Stock or Stock Appreciation Rights shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall be equal to 8.9% of the number of shares of the Company's Common Stock issued and outstanding as of May 12, 1998, and thereafter commencing July 1, 1998 on each January 1, April 1, July 1 and October 1, such maximum number of shares reserved for issuance hereunder shall be increased by a number equal to 8.9% of the number of shares of Common Stock issued and outstanding as of the last day of the immediately preceding quarter; provided, that the maximum number of shares of Common Stock available for issuance under the Plan will not be reduced in any quarter that the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal quarter is less than the number of outstanding shares of Common Stock on the last day of any previous fiscal quarter; provided further, that the maximum number of shares of Common Stock issuable under the Plan as Incentive

     Stock Options shall not exceed the number of shares available for issuance under the Plan as of May 12, 1998, after giving effect to the increase of such shares on such date contemplated by this paragraph. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares."

     The undersigned, Richard E. Moran Jr., the Secretary of the Company, hereby certifies that the Board and the stockholders of the Company adopted the foregoing Amendment on March 17, 1998 and May 12, 1998, respectively,

              Executed as El Segundo, California this      day of
              1998.

            --------------------------------------------------------------------
              Richard E. Moran Jr.
              Executive Vice President, Chief Financial Officer and Secretary

                            KILROY REALTY CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Kilroy Realty Corporation (the "Company") acknowledges receipt of a copy of the Annual Report and the proxy statement dated March 30, 1998, and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Sr., John B. Kilroy, Jr., Richard E. Moran Jr. and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned of March 24, 1998, at the Annual Meeting of Stockholders to be held on May 12, 1998, or any adjournment of postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

1.       PROPOSAL 1:  ELECTION OF DIRECTORS

/ /  FOR          / /  WITHHOLD     / /  ABSTAIN

AUTHORITY

(except as indicated to the contrary)
to vote for ALL nominees listed below.

William P. Dickey

John R. D'Eathe

(Instruction: To withhold authority to vote for any nominee write the nominee's name on the space provided below)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

2.       PROPOSAL 2:  STOCK INCENTIVE PLAN AMENDMENT

/ /  FOR          / /  WITHHOLD     / /  ABSTAIN

FORM OF PROXY CARD
[REVERSE SIDE]

Proxy Number Account Number                          Number of Shares

Dated                 , 1998
     -----------------             ---------------------------------------------
                                   (Signature)

Dated                 , 1998
     -----------------             ---------------------------------------------
                                   (Signature)

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR approval of Proposals I and II.

                                   Date:                                    1998
                                        -----------------------------------,

                                   ---------------------------------------------
                                   (Signature)

                                   NOTE: Please sign exactly as shown at left.
                                   If stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

                                   / / Please check if you have had a change of address and print your new address and phone number below:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS
                                   PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.